EX-99.1

EXHIBIT 99.1


[DELCATH LOGO]


                  DELCATH SYSTEMS ANNOUNCES BOARD RESIGNATIONS


STAMFORD, CONN.--APRIL 17, 2007--Delcath Systems, Inc. (Nasdaq: DCTH) announced the resignations of two members of its Board of Directors: Mr. Mark A. Corigliano and Mr. Daniel L. Isdaner, effectively immediately.

Mr. Richard L. Taney, Chief Executive Officer of Delcath, commented: "We thank Mark and Dan for their service on our Board and are particularly grateful for their efforts and assistance during our recent management transition. We wish them continued success in their endeavors."

Mr. Taney added, "We are actively seeking replacements for these open board positions and look forward to filling them with professionals from within the medical community or by individuals with public company experience."

ABOUT DELCATH SYSTEMS, INC.

Delcath Systems is a developer of percutaneous perfusion technology for organ or region-specific delivery of therapeutic and chemotherapeutic agents. The Company's intellectual property portfolio currently consists of 12 patents on a worldwide basis, including the United States, Europe, Asia and Canada. For more information, please visit the Company's website, www.delcath.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT CAN CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, UNCERTAINTIES RELATING TO OUR ABILITY TO SUCCESSFULLY COMPLETE PHASE III CLINICAL TRIALS AND SECURE REGULATORY APPROVAL OF OUR CURRENT OR FUTURE DRUG-DELIVERY SYSTEM AND UNCERTAINTIES REGARDING OUR ABILITY TO OBTAIN FINANCIAL AND OTHER RESOURCES FOR ANY RESEARCH, DEVELOPMENT AND COMMERCIALIZATION ACTIVITIES. THESE FACTORS, AND OTHERS, ARE DISCUSSED FROM TIME TO TIME IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEY ARE MADE. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE THEY ARE MADE.